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                                                                     EXHIBIT 5.1




                                 March 13, 1997



Physicians' Specialty Corp.
5555 Peachtree Dunwoody Road
Suite 235
Atlanta, Georgia 30342




Ladies and Gentlemen:

         We have acted as counsel for Physicians' Specialty Corp., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1 (File No. 333-17091) (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 2,530,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), which includes 330,000 shares subject to an option granted to the underwriters to cover over-allotments in connection with the offering.


         We have examined the Certificate of Incorporation and Amended and Restated By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, originals or copies of all such records and certificates and such other documents and records as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.


         Based upon the foregoing, we are of the opinion that the maximum of 2,530,000 shares have been duly authorized and, when issued and sold in accordance with the terms described in the Prospectus forming a part of the Registration Statement (the "Prospectus"), will be validly issued, fully paid and nonassessable.



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Physicians' Specialty Corp.
March 13, 1997
Page 2

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus.

                                        Very truly yours,


                                        BACHNER, TALLY, POLEVOY & MISHER LLP